Exhibit 99

SEARCHLIGHT MINERALS CORP. RECEIVES OCCUPANCY PERMIT
FOR MAIN PROCESSING BUILDING AT
CLARKDALE SLAG PROJECT

MARKS OFFICIAL BEGINNING OF TESTING AND START-UP PROCESS FOR INITIAL PRODUCTION MODULE

HENDERSON, Nevada (August 11, 2008) -- Searchlight Minerals Corp. (OTC BB: SRCH) (the “Company”), is pleased to provide investors with the following update on the development and construction activities at its Clarkdale Slag Project in Clarkdale, Arizona.

RECENT ACHIEVEMENTS

Searchlight Minerals today announced that on August 8, 2008, the Town of Clarkdale, Arizona issued a Certificate of Occupancy for the main production building that is anticipated to house the majority of the Company’s initial 100 to 250 ton-per-day (tpd) commercial production module for the extraction of precious and base metals from a 20 million-ton slag pile in Clarkdale, Arizona.

The slag pile is located approximately six miles from the historic United Verde Copper Mine in Jerome, Arizona, which produced some of the richest copper ore ever mined in the U.S. Clarkdale housed a smelter operation for the United Verde Mine, and when smelting activities ceased in 1947, a metal-bearing slag was left at the Clarkdale site. Independent engineers, operating under chain-of-custody procedures, have estimated that the slag pile is comprised of approximately 20.2 million tons of material that contains approximately 0.50 ounces of gold per ton, along with silver, copper, zinc and a ferro silicate byproduct.

During 2008, the Company has been involved primarily in the renovation of an existing 26,000 sq. ft. building at the Clarkdale site. The building is anticipated to house most of the components of the initial full-scale production module, including crushing, grinding, leaching, filtering and ion exchange (IX) circuits. Concurrent with the building’s renovation, the Company has been taking delivery of and installing major equipment items, such as conveyer systems, impact mills, a vibratory mill, leaching tanks, filter presses, ion exchange systems and lab equipment.

The vast majority of operations related to the production of precious and base metals will occur within the main processing building. With full access to the building, the Company is now in a position to commence the testing and start-up procedures involving major equipment components, including the crushing, grinding, leaching and filtering circuits that are key to the full-scale operation of the module. Pre-operational systems integration and equipment de-bugging represent a critical element in the start-up process. During the testing and start-up phase, the Company will specifically focus on the grinding circuit to ensure that the precursory steps to metals liberation are effectively achieved with the full-scale equipment.

“We view receipt of the Certificate of Occupancy for the main production building as the official beginning of the testing and start-up process at our initial production module in Clarkdale,” stated Ian McNeil, Chief Executive Officer of Searchlight Minerals Corp. “In coming weeks, we will complete the final electrical and plumbing work necessary to operate and test individual equipment components and sequential production circuits. Our technical team looks forward to running slag material through the grinding/crushing circuit and utilizing our well-equipped laboratory to conduct immediate, on-site analyses of leaching results in order to further optimize the metals extraction process.”

FUTURE MILESTONES

The Certificate of Occupancy for the main building represents the second of three occupancy certificates that the Company must obtain in order to fully operate the first production module at the Clarkdale site. In June 2008, the Company received the Certificate of Occupancy for its on-site laboratory facilities. A final occupancy certificate will be required for a separate building, currently under construction, that is anticipated to house the electrowinning (EW) equipment.

The Company elected to significantly upgrade its EW systems, which will be responsible for the final extraction of copper and zinc. The state-of-the-art copper and zinc EW equipment has already been delivered to the site and is anticipated to be housed in a separate building, currently under construction, adjacent to the primary processing building. The relative efficiency of the initial production module in extracting gold, silver, copper, zinc and ferro silicates from the slag will serve as the basis for a proposed full-scale production facility that is intended to contain a number of modules with a total production capacity of 2,000 tons per day.

“I am pleased to report that we are on track to complete construction of the EW building in the fourth quarter,” continued McNeil. “Construction of this building, installation of the copper/zinc electrowinning equipment, and integration of the EW system into the production process will comprise the final milestone in the completion of a fully functioning production module that can run as a continuous circuit, from start to finish. The Company will use the time during which the EW building is under construction to fine tune the grinding, filtering, leaching and precious metals extraction circuits.”

CONCLUSION

“We continue to work with a team of over fifty consultants and equipment suppliers from around the world to develop, design, construct and soon operate the first Clarkdale production module. Bringing this facility on line is a complicated process of systems integration, and while there are defined milestones along the way, the timing of specific events is often difficult, because each such event is inextricably tied to so many others. However, it remains the Company’s goal to have a complete and operating module before the end of 2008.”

“Once the metals recovery module is fully tested and optimized, we will retain an independent engineering firm to conduct a formal, commercial feasibility certification. Completion of such certification will allow us to determine critical aspects of our development and expansion strategy,” concluded McNeil.

The objective of this update, and others that will follow, is to allow our investors and other stakeholders to more fully appreciate the Company’s interim accomplishments and progress towards its stated goals and objectives.

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is a minerals exploration company focused on the acquisition and development of projects in the southwestern United States. The Company is currently involved in two projects: (1) the Clarkdale Slag Project, located in Clarkdale, Arizona, is a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ores mined at the United Verde Copper Mine in Jerome, Arizona; and (2) the Searchlight Gold Project, which involves exploration for precious metals on mining claims near Searchlight, Nevada. The Clarkdale Project is the more advanced of two ongoing projects that the Company is pursuing. The Searchlight Gold Project is an early-stage gold exploration endeavor on 3,200 acres located approximately 50 miles south of Las Vegas, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH”. Additional information is available on the Company's website at www.searchlightminerals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with the U.S. Securities and Exchange Commission. When used in this news release, the words such as "could,” “plan”, "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological or other work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk and other statements that are not historical facts as disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with securities regulators in the United States. Consequently, risk factors including, but not limited to the aforementioned, may result in significant delays to the projected or anticipated production target dates.

Contact Information:

Carl Ager, Vice President at (702) 939-5247 or via email at ir@searchlightminerals.com

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com